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                                                                 Exhibit (23)(a)





                         INDEPENDENT AUDITORS' CONSENT


The Lubrizol Corporation:


We consent to the incorporation by reference in this Registration Statement of The Lubrizol Corporation on Form S-8 of our report dated February 14, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Lubrizol Corporation for the year ended December 31, 1994, and our report dated May 23, 1995, appearing in the Annual Report on Form 11-K of The Lubrizol Corporation Employees' Stock Purchase and Savings Plan for the nine month period ended December 31, 1994.




DELOITTE & TOUCHE LLP

Cleveland, Ohio
July 14, 1995